STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated July __, 2013, by and among Westbury (Bermuda) Ltd., a Bermuda exempted company (“Westbury Ltd.”), Westbury Trust, a Bermuda trust (“Westbury Trust” and, together with Westbury Ltd., the “Seller”) and Michael G. DeGroote, a resident of Bermuda (“DeGroote”) on the one hand, and CBIZ, Inc., a Delaware corporation (“Purchaser” or the “Company”), on the other hand.

RECITAL

WHEREAS, pursuant to the Stock and Option Purchase Agreement, dated September 13, 2010 (the “Option Agreement”) Seller (a) sold to Purchaser seven million, seven hundred sixteen thousand, six hundred sixty-nine (7,716,669) shares of Common Stock, par value $0.01 per share (the “Common Stock”), at $6.25 per share and (b) granted to Purchaser an irrevocable option (the “Option”) to purchase seven million, seven hundred sixteen thousand, six hundred sixty-nine (7,716,669) shares of Common Stock (the “Original Option Shares”);

WHEREAS, Seller desires to sell and Purchaser desires to purchase three million, eight hundred fifty-eight thousand, three hundred thirty four and one half (3,858,334.5) shares of the Original Option Shares at $6.65 per share (the “Purchased Shares”), after which sale and purchase such Purchased Shares will no longer be subject to the Option Agreement; provided, however, that until the Closing, the terms of Section 3(c) of the Option Agreement shall continue to apply to the Purchased Shares; and

WHEREAS, the purchase of the Purchased Shares is conditioned on the closing of that certain Stock Purchase Agreement between Purchaser’s subsidiary CBIZ Operations, Inc. and Zotec Partners, LLC (the “Zotec Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.                  Purchase and Sale of the Purchased Shares. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties herein made by each party to the other, Seller agrees to sell, and Purchaser agrees to purchase from Seller, at the Closing, the Purchased Shares. Seller will deliver to Purchaser at the Closing (a) a certificate or certificates representing a portion of the Purchased Shares with duly executed stock powers attached thereto and (b) confirmation of book entry transfer of the remaining Purchased Shares into a Depository Trust Company account of the Purchaser as may be designated by the Purchaser. The Seller and the Purchaser shall deliver a joint written instruction to JP Morgan Chase Bank, N.A., in its capacity as custodian under the Custody Agreement (as such term is defined in the Option Agreement), to effectuate the release of the Purchased Shares from the Custody Account (as such term is defined in the Option Agreement) at the Closing.

2.                  Purchase Price. As the purchase price for the Purchased Shares, Purchaser will pay, or cause to be paid, to Seller at the Closing in immediately available funds the sum of twenty five million, six hundred fifty seven thousand, nine hundred twenty four dollars and forty three cents ($25,657,924.43).

3.                  Closing. The transfer and sale provided for in this Agreement (the “Closing”) will take place at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036, at 10:00 am Eastern Time, contemporaneously with the closing of the Zoltec Agreement or on such other date as may be fixed for the Closing by written agreement between Seller and Purchaser (the “Closing Date”).

4.                  Representations and Warranties.

(a)                Representations and Warranties of Seller and DeGroote. Seller and DeGroote hereby represent and warrant to Purchaser as follows:

(i)                 Westbury Ltd. is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda. Westbury Trust is a trust duly formed, validly existing and in good standing under the laws of Bermuda.

(ii)               Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller.

(iii)             This Agreement has been duly executed and delivered by Seller and DeGroote and constitutes a valid and binding obligation of Seller and DeGroote, enforceable in accordance with its terms, except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iv)             The execution and delivery of this Agreement by Seller and DeGroote and the consummation by Seller and DeGroote of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Seller or DeGroote or (B) conflict with, result in any breach of or constitute a default under (1) the Memorandum of Association or By-laws of Westbury Ltd. and the trust deed of Westbury Trust, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Seller or DeGroote is a party or by which Seller or DeGroote may be bound or (3) any contract or other agreement or undertaking to which Seller or DeGroote is a party or by which Seller or DeGroote may be bound.

(v)               No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Seller or DeGroote in connection with the execution and delivery of this Agreement or the consummation by Seller and DeGroote of the transactions contemplated hereby, except for any filings required under Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 16 of the Exchange Act.

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(vi)             Seller has, and upon transfer by Seller of the Purchased Shares hereunder Seller will deliver to Purchaser, good and marketable title to the Purchased Shares, free and clear of any claims, liens, encumbrances, security interests, restrictions and adverse claims of any kind or nature whatsoever. There are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Purchased Shares other than as provided for herein and the Option Agreement.

(b)               Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller and DeGroote as follows:

(i)                 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)               Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser.

(iii)             This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iv)             The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Purchaser or (B) conflict with, result in any breach of or constitute a default under (1) the Certificate of Incorporation or By-laws of Purchaser, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Purchaser is a party or by which it may be bound or (3) any contract or other agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound.

(v)               No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, except for the filing of a Current Report on Form 8-K in accordance with the Exchange Act.

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(vi)             Since the date of the Option Agreement, there has been no event described in Section 3(c) of the Option Agreement that would trigger any adjustment to the number of Option Shares, the Exercise Price or the class of the Option Shares, in each case as contemplated by Section 3(c) of the Option Agreement.

5.                  Closing Conditions; Termination.

(a)                Conditions to Each Party’s Obligations. The obligation of Purchaser to purchase the Purchased Shares at the Closing and the obligation of Seller to sell the Purchased Shares at the Closing are subject to the fulfillment at or prior to the Closing of the following conditions:

(i)                 No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or by any governmental or regulatory body, nor shall any statute, rule, regulation or executive order have been promulgated or enacted by any governmental authority which prevents the consummation of the transactions contemplated by this Agreement.

(ii)               No action or proceeding before any court or any governmental or regulatory authority shall have been commenced by any governmental or regulatory body and shall be pending against any of the parties hereto or any of their respective affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated by this Agreement.

(iii)             The Zotec Agreement shall have closed in accordance with its terms.

(b)               Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase the Purchased Shares at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i)                 The representations and warranties of Seller and DeGroote contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

(ii)               Seller and DeGroote shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller and DeGroote at or prior to the Closing.

(c)                Conditions to Obligation of Seller. The obligation of Seller to sell the Purchased Shares at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i)                 The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

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(ii)               Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

(d)               Termination. The Seller may terminate this Agreement upon written notice delivered to the Purchaser if the Closing shall not have occurred on or prior to November 1, 2013.

6.                  Miscellaneous.

(a)                No Brokers. Seller and DeGroote, on the one hand, and Purchaser, on the other hand, each represent to the other that neither it nor any of its respective affiliates have employed any broker or finder or incurred any liability for any brokerage or finder’s fees or commissions or expenses related thereto in connection with the negotiation, execution or consummation of this Agreement or any of the transactions contemplated hereby and respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

(b)               Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. The Recitals at the beginning of this Agreement are hereby incorporated by reference into this Agreement and shall be deemed to be a part hereof for all purposes.

(c)                Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. There are no third party beneficiaries having rights under or with respect to this Agreement.

(d)               Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

(e)                Survival of Representations, Warranties and Covenants. Each representation, warranty, covenant and obligation in this Agreement will survive for a period of one year after the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and will not be affected by any investigation by or on behalf of the other party to this Agreement.

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(f)                Indemnification. Seller and DeGroote, on the one hand, and Purchaser, on the other hand, respectively, will each indemnify and hold harmless the other from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from any breach of any representation or warranty of the indemnifying party contained in this Agreement or any breach by the indemnifying party, or failure by the indemnifying party to perform, any covenant or agreement contained herein.

(g)               Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Purchaser:

6050 Oak Tree Blvd., South, Suite 500

Cleveland, OH 44131

Attention: Michael W. Gleespen

Facsimile: 216-447-9007

with a copy (which will not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Mark Zvonkovic

Facsimile: (212) 872-1002

If to Seller or DeGroote:

Victoria Hall

11 Victoria Street

Hamilton, HMEX Bermuda

Attention: James Watt

Facsimile: (441) 292 9485

with a copy (which will not constitute notice) to:

Dickstein Shapiro LLP

1633 Broadway 10019-6708

Attention: Malcolm I. Ross, Esq.

Facsimile: (212) 277-6501

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All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(h)               Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

(i)                 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)                 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

(k)               Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

(l)                 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the party of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

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(m)             Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n)               Continuation of Option Agreement. The Option Agreement shall remain in full force and effect in accordance with its terms, except that the number of shares subject to the option contained therein shall be reduced by the number of Purchased Shares.

(o)               Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CBIZ, Inc.

By:	/s/ Ware H. Grove
Name: Ware H. Grove
Title: Senior Vice President and Chief Financial Officer

Westbury (Bermuda) Ltd.

By:	/s/ Jim Watt
Name: Jim Watt
Title: President

Westbury Trust

By:	/s/ Jim Watt
Name: Jim Watt
Title: Trustee

Michael G. DeGroote

/s/ Michael G. DeGroote

[Signature Page to Stock Purchase Agreement]